                                   EXHIBIT 4

                          INDEPENDENT AUDITOR'S REPORT
                                       OF
                    HEALTH & LEISURE, INC. AND SUBSIDIARIES
                              FOR THE YEARS ENDED
                           DECEMBER 31, 1997 AND 1996

                                      INDEX





INDEPENDENT AUDITORS' REPORT                                            PAGE 2
CONSOLIDATED BALANCE SHEET                                              PAGE 3
CONSOLIDATED STATEMENTS OF OPERATIONS                                   PAGE 4
CONSOLIDATED STATEMENTS OF CASH FLOWS                                   PAGE 5
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                            PAGE 6
NOTES TO THE FINANCIAL STATEMENTS                                       PAGE 7

                          INDEPENDENT AUDITOR'S REPORT


TO THE BOARD OF DIRECTORS OF
HEALTH & LEISURE, INC. AND SUBSIDIARIES


         WE HAVE AUDITED THE ACCOMPANYING BALANCE SHEETS OF HEALTH & LEISURE, INC. AND SUBSIDIARIES AS OF DECEMBER 31, 1997 AND 1996 AND THE RELATED STATEMENTS OF OPERATIONS, CASH FLOW, AND STOCKHOLDERS' EQUITY FOR THE YEARS THEN ENDED. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE MANAGEMENT OF HEALTH & LEISURE, INC. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR AUDIT.

         WE HAVE CONDUCTED OUR AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE STATEMENTS ARE FREE OF MATERIAL MISSTATEMENTS. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDIT PROVIDES A REASONABLE BASIS FOR OUR OPINION.

         IN OUR OPINION, THE 1997 AND 1996 FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF HEALTH & LEISURE, INC. AND SUBSIDIARIES AS OF DECEMBER 31, 1997 AND 1996 AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS FOR THE YEARS THEN ENDED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. AS DISCUSSED IN NOTE A, THE COMPANY HAS EXPERIENCED SIGNIFICANT RECURRING LOSSES AND HAS A NET STOCKHOLDERS' DEFICIT THAT RAISE SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN. SUBSTANTIALLY ALL OF THE OUTSTANDING DEBT, AND THE REVENUE AND EXPENSE ACTIVITY OF THE BUSINESS ARE RELATED PARTY TRANSACTIONS. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.


------------------------------
HARMON & COMPANY, CPA, INC.

MARCH 10, 1998

                    HEALTH & LEISURE, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                         ASSETS                                            12/31/97       12/31/96
                         ------                                            --------       --------
CURRENT ASSETS
--------------
  CASH                                                                   $       281    $      (414)
                                                                         -----------    -----------
          TOTAL CURRENT ASSETS                                                   281           (414)
                                                                         -----------    -----------


PROPERTY & EQUIPMENT
--------------------
  BUILDINGS & OTHER DEPRECIABLE ASSETS                                         1,893          1,893
    LESS ACCUMULATED DEPRECIATION AND AMORTIZATION                            (1,893)        (1,893)
                                                                                        -----------
          TOTAL PROPERTY & EQUIPMENT                                               0              0
                                                                         -----------    -----------
               TOTAL ASSETS                                              $       281    $      (414)
                                                                         ===========    ===========


            LIABILITIES AND SHAREHOLDERS' EQUITY
            ------------------------------------

CURRENT LIABILITIES
-------------------
  ACCOUNTS PAYABLE                                                            27,642    $    21,246
  ACCRUED INTEREST - OFFICER                                                  73,615         58,635
  ACCRUED OFFICER WAGES                                                      318,000        294,000
  CURRENT PORTION OF LONG TERM DEBT                                           10,080         12,000
                                                                         -----------    -----------
          TOTAL CURRENT LIABILITIES                                          429,337        385,881
                                                                         -----------    -----------

LONG TERM LIABILITIES
---------------------
  LONG TERM DEBT LESS CURRENT PORTION:
    OFFICER                                                                  222,754        220,754
    BANK                                                                       1,506          9,770
                                                                         -----------    -----------
          TOTAL LONG TERM LIABILITIES                                        224,260        230,524
                                                                         -----------    -----------


SHAREHOLDERS' EQUITY
--------------------
  PREFERRED STOCK, $.01 PAR VALUE: AUTHORIZED - 10,000,000 SHARES
    ISSUED AND OUTSTANDING - NONE 1997 AND 1996                                   0              0

  COMMON STOCK, $.01 PAR VALUE: AUTHORIZED - 20,000,000 SHARES
    ISSUED AND OUTSTANDING - 17,325,427 SHARES 1997 AND 1996                 173,254        173,254

  ADDITIONAL PAID-IN-CAPITAL                                               1,213,236      1,213,236
  DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                        (2,039,807)    (2,003,309)
                                                                                        -----------

          TOTAL SHAREHOLDERS' EQUITY                                        (653,316)      (616,819)
                                                                         -----------    -----------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $       281    $      (414)
                                                                         ===========    ===========

THE FINANCIAL STATEMENT NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                    HEALTH & LEISURE, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR YEARS ENDED DECEMBER 31, 1997, 1996 AND THE
    PERIOD FROM MARCH 13, 1985 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1997


                                             CUMULATIVE
                                                DURING
                                             DEVELOPMENT
                                                STAGE         12/31/97        12/31/96
                                                -----         --------        --------
INCOME:
-------
    PRODUCT SALES                            $   297,667                       $         0
    CONSULTING REVENUE                           434,858          75,250            53,000
                                             -----------     -----------       -----------
          TOTAL INCOME                           732,525          75,250            53,000
                                             -----------     -----------       -----------
    COSTS OF GOODS SOLD                          402,961               0                 0
                                             -----------     -----------       -----------
          GROSS PROFIT                           329,564          75,250            53,000
                                             -----------     -----------       -----------

OPERATING EXPENSES:
-------------------
    OFFICER SALARIES                             524,750          24,000            24,000
    ADMINISTRATIVE AND GENERAL                   846,885          27,619            34,553
    LEGAL & ACCOUNTING                           531,492           5,974            10,635
    TRAVEL                                       376,975          34,837            28,236
    DEPRECIATION & AMORTIZATION                   48,216               0                 0
    BAD DEBTS                                     38,500               0                 0
                                             -----------     -----------       -----------
          TOTAL EXPENSES                       2,366,818          92,430            97,424
                                             -----------     -----------       -----------
   INCOME (LOSS) FROM OPERATIONS              (2,037,254)        (17,180)          (44,424)
                                             -----------     -----------       -----------

OTHER INCOME (EXPENSE):
-----------------------
    INTEREST INCOME                               18,111               0                 0
    INTEREST EXPENSE                            (155,264)        (19,319)          (18,941)
    GAIN ON SALE OF MARKETABLE SECU               19,590               0                 0
    OTHER INCOME (EXPENSE)                        (1,949)              0                 0
                                             -----------     -----------       -----------
    TOTAL OTHER INCOME (EXPENSE)                (119,512)        (19,319)          (18,941)
                                             -----------     -----------       -----------

   LOSS BEFORE EXTRAORDINARY ITEM             (2,156,766)        (36,499)          (63,365)
                                                             -----------       -----------
EXTRAORDINARY ITEM - GAIN ON EXTINGUISHMENT
  OF DEBT                                        167,288               0                 0
                                             -----------     -----------       -----------
          NET INCOME (LOSS)                  $(1,989,478)    $   (36,499)      $   (63,365)
                                             ===========     ===========       ===========
LOSS PER COMMON SHARE:
    LOSS BEFORE EXTRAORDINARY ITEM                 (0.11)          (0.00)            (0.00)
    EXTRAORDINARY ITEM                              0.01             NIL               NIL
                                             -----------     -----------       -----------
NET LOSS PER COMMON SHARE                          (0.10)          (0.00)            (0.00)
                                             ===========     ===========       ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
  DURING THE PERIOD                           13,915,779      17,325,427        17,325,427

NOTE - THE DEVELOPMENT STAGE REPRESENTS THE PERIOD
  MARCH 13, 1985 THROUGH DECEMBER 31,1997.

THE FINANCIAL STATEMENT NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                    HEALTH & LEISURE, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                FOR YEARS ENDED DECEMBER 31, 1997, 1996 AND THE
    PERIOD FROM MARCH 13, 1985 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1997


                                                            CUMULATIVE
                                                              DURING
                                                            DEVELOPMENT
                                                               STAGE            12/31/97       12/31/96
                                                               -----            --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
    NET INCOME (LOSS)                                       $(1,989,478)        $(36,449)      $(63,365)

  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
  ---------------------------------------------
  PROVIDED (USED) BY OPERATING ACTIVITIES:
  ----------------------------------------
    PROVISION FOR LOSSES ON ACC                                  31,000                0              0
    DEPRECIATION AND AMORTIZA                                    48,216                0              0
    DEFERRED CHARGE WRITEOFF                                      5,876                0              0
    OTHER NON CASH ITEMS                                         (4,520)               0              0
    COMMON STOCK ISSUED FOR F                                     2,000                0              0
    EXTRAORDINARY ITEM - EXTING                                (167,288)               0              0
    GAIN ON SALE OF MARKETABLE                                  (19,590)               0              0
    PAYROLL AND INTEREST EXPENSE RECORDED AS
     NOTE PAYABLE TO OFFICER                                    163,275                0              0
    COMMON STOCK ISSUED FOR                                     195,000

  CHANGES IN OPERATING ASSETS AND LIABILITIES:
  --------------------------------------------
    DECREASE (INCREASE) IN ACC                                  (31,000)               0              0
    DECREASE (INCREASE) IN INVE                                       0                0              0
    DEFERRED UNDERWRITING COST                                   (5,876)               0              0
    DECREASE (INCREASE) IN PRE                                   (8,592)               0              0
    DECREASE (INCREASE) IN ORG                                  (46,012)               0              0
    INCREASE (DECREASE) IN ACC                                  112,559            6,398         (1,488)
    INCREASE (DECREASE) IN ACC                                  458,241           38,981         38,500
    INCREASE (DECREASE) IN DEFE                                       0                0              0
                                                            -----------         --------       --------
  TOTAL ADJUSTMENTS TO NET INCOME                               733,289           45,378         37,012
                                                            -----------         --------       --------

CASH PROVIDED BY OPERATING ACTIVITIES                        (1,256,189)           8,879        (26,353)
                                                            -----------         --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
  OFFERING COSTS FOR ENTREPRENEUR, I                             (5,059)               0              0
  PURCHASE OF FURNITURE AND FIXTURE                              (1,893)               0              0
  PROCEEDS OF SALES OF MARKETABLE                                48,180                0              0
                                                            -----------         --------       --------

CASH PROVIDED (USED) BY INVESTING ACTIVITIES                     41,228                0              0
                                                            -----------         --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
  NEW BORROWINGS - BANK                                         388,051                0         18,000
  NEW BORROWING - SHAREHOLDER                                   173,411            7,000         19,139
  DEBT REDUCTION:
    OFFICERS                                                   (149,300)          (5,000)        (4,000)
    BANK                                                       (137,185)         (10,184)       (10,378)
  PROCEEDS FROM SALE OF COMMON                                  301,850                0              0
  PROCEEDS FROM EXERCISE OF SERIES                              630,915                0              0
  PROCEEDS FROM DONATED CAPITAL                                   7,500                0              0
                                                            -----------         --------       --------

CASH PROVIDED (USED) BY FINANCING ACTIVITIES                  1,215,242           (8,184)        22,761
                                                            -----------         --------       --------

  NET INCREASE (DECREASE) IN CASH                           $       281         $    695       $ (3,592)
                                                            -----------         --------       --------

  CASH, BEGINNING OF PERIOD                                 $         0         $   (414)      $  3,178
                                                            -----------         --------       --------

  CASH, END OF PERIOD                                       $       281         $    281       $   (414)
                                                            ===========         ========       ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 CASH PAID DURING THE YEAR FOR INTEREST                     $    54,996         $  3,669       $  4,442
                                                            ===========         ========       ========

THE FINANCIAL STATEMENT NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                    HEALTH & LEISURE, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM MARCH 13, 1985 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1997

                                                                                                           DEFICIT
                                                                                                         CUMULATIVE
                                                                 COMMON STOCK             ADDITIONAL       DURING         TOTAL
                                                                 ------------              PAID-IN       DEVELOPMENT   STOCKHOLDERS'
                                                              SHARES        AMOUNT         CAPITAL          STAGE         EQUITY
                                                              ------        ------         -------          -----         ------
PROCEEDS FROM INITIAL ISSUANCE OF COMMON STOCK
 ON MARCH 13, 1985                                             300,000     $  3,000       $    3,000                    $   6,000

RETROACTIVE EFFECT OF RECAPITALIZATION                       7,700,000       77,000           (3,000)        (27,049)      46,951
                                                            ---------------------------------------------------------------------
BALANCES AT MARCH 13, 1985 (THE DATE OF INCEPTION)
 AS RESTATED                                                 8,000,000       80,000                0         (27,049)      52,951
NET LOSS FOR THE PERIOD                                                                                      (96,722)     (96,722)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1985                              8,000,000       80,000                0        (123,771)     (43,771)
                                                            ---------------------------------------------------------------------

COMMON SHARES ISSUED, NET OF RELATED COSTS OF $25,610        1,000,000       10,000           64,390                       74,390

PROCEEDS FROM EXERCISE OF SERIES A WARRANTS                    625,427        6,254          614,661                      620,915
NET LOSS FOR THE YEAR                                                                                       (230,969)    (230,969)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1986                              9,625,427       96,254          679,051        (354,740)     420,565
                                                            ---------------------------------------------------------------------

PROCEEDS FROM EXERCISE OF OPTIONS                              140,000        1,400             (550)                         850
PROCEEDS FROM EXERCISE OF SERIES A WARRANTS                     10,000          100            9,900                       10,000
COMMON SHARES ISSUED PURSUANT TO FINDERS FEE AGREEMENT         200,000        2,000                                         2,000
COSTS INCURRED IN OBTAINING WORKING CAPITAL                                                  (25,580)                     (25,580)
NET LOSS FOR THE YEAR                                                                                       (374,614)    (374,614)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1987                              9,975,427       99,754          662,821        (729,354)      33,221
                                                            ---------------------------------------------------------------------

DIVIDEND - 498,771 SHARES OF ENTREPRENEUR, INC.                                                              (14,689)     (14,689)
NET LOSS FOR THE YEAR                                                                                       (242,711)    (242,711)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1988                              9,975,427       99,754          662,821        (986,754)    (224,179)
                                                            ---------------------------------------------------------------------

DEBT CONVERSION                                              2,000,000       20,000          100,000                      120,000
COMMON SHARES ISSUED                                         1,500,000       15,000           95,000                      110,000
CONTRIBUTION OF CAPITAL                                                                      106,415                      106,415
NET LOSS FOR THE YEAR                                                                                       (156,153)    (156,153)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1989                             13,475,427      134,754          964,236      (1,142,907)     (43,917)
                                                            ---------------------------------------------------------------------

COMMON SHARES ISSUED                                         3,850,000       38,500          241,500                      280,000
NET LOSS FOR THE YEAR                                                                                       (490,642)    (490,642)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1990                             17,325,427      173,254        1,205,736      (1,633,549)    (254,559)
                                                            ---------------------------------------------------------------------

NET LOSS FOR THE YEAR                                                                                        (22,323)     (22,323)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1991                             17,325,427      173,254        1,205,736      (1,655,872)    (276,882)
                                                            ---------------------------------------------------------------------

NET LOSS FOR THE YEAR                                                                                        (78,322)     (78,322)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1992                             17,325,427      173,254        1,205,736      (1,734,194)    (355,204)
                                                            ---------------------------------------------------------------------

DONATED CAPITAL                                                                                7,500                        7,500
NET LOSS FOR THE YEAR                                                                                        (85,884)     (85,884)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1993                             17,325,427      173,254        1,213,236      (1,820,078)    (433,588)
                                                            ---------------------------------------------------------------------

NET LOSS FOR THE YEAR                                                                                        (61,810)     (61,810)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1994                             17,325,427      173,254        1,213,236      (1,881,888)    (495,398)
                                                            ---------------------------------------------------------------------

NET LOSS FOR THE YEAR                                                                                        (58,056)     (58,056)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1995                             17,325,427      173,254        1,213,236      (1,939,944)    (553,454)
                                                            ---------------------------------------------------------------------

NET LOSS FOR THE YEAR                                                                                        (63,365)     (63,365)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1996                             17,325,427     $173,254       $1,213,236     $(2,003,309)   $(616,819)
                                                            =====================================================================

NET LOSS FOR THE YEAR                                                                                        (36,499)     (36,499)
                                                            ---------------------------------------------------------------------
    BALANCE - DECEMBER 31, 1996                             17,325,427     $173,254       $1,213,236     $(2,039,808)   $(653,318)
                                                            =====================================================================

THE FINANCIAL STATEMENT NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         THE FOLLOWING ACCOUNTING PRINCIPLES AND PRACTICES OF HEALTH & LEISURE, INC. AND SUBSIDIARIES (THE COMPANY) ARE SET FORTH TO FACILITATE THE UNDERSTANDING OF DATA PRESENTED IN THE CONSOLIDATED FINANCIAL STATEMENTS.

1.  BUSINESS PURPOSE

         THE COMPANY WAS FOUNDED FOR THE PRINCIPAL PURPOSE OF MARKETING A DISPOSABLE PAD THAT PRODUCES HEAT INSTANTANEOUSLY BY EXOTHERMIC REACTION. THE MARKETS FOR THIS PRODUCT INCLUDE MEDICAL, HEALTH, SPORTS AND LEISURE FIELDS. THE MARKET FOR THE HEAT PADS HAS NOT DEVELOPED ON A SCALE ANTICIPATED BY MANAGEMENT AND THE SALE OF THE HEAT PADS HAS NOT RESULTED IN PROFITABLE OPERATIONS. THE COMPANY IS NO LONGER ACTIVELY MARKETING THE HEAT PADS.

         BEGINNING MARCH, 1990, THROUGH DECEMBER, 1991, THE COMPANY MARKETED A LONG DISTANCE TELEPHONE SERVICE OF AMERICAN TELEPHONE & TELEGRAPH, INC. (AT&T) KNOWN AS ITS SOFTWARE DEFINED NETWORK (SDN) SERVICE TO PRIMARILY SMALL AND MID-SIZED COMPANIES LOCATED THROUGHOUT THE UNITED STATES. ON DECEMBER 28, 1990, THE COMPANY BEGAN CONDUCTING ITS TELECOMMUNICATIONS BUSINESS THROUGH A 50% INTEREST IN TELEPHONY WORLDWIDE ENTERPRISE (TWE), A PARTNERSHIP. IN 1991, THE COMPANY RECORDED A LOSS FROM TWE OF $19,861. IN 1992, TWE CEASED ALL BUSINESS ACTIVITY, NO LOSSES WERE RECORDED FOR 1992. THE COMPANY DIVESTED ITSELF OF THE PARTNERSHIP IN 1991 INCLUDING ALL INTEREST IN THE PARTNERSHIP AND ALL LIABILITIES THEREFROM. AS A RESULT OF THE TWE PARTNERSHIP THE COMPANY RECORDED CONSULTING REVENUE IN THE AMOUNT OF $12,667 AND $38,000 IN 1991 AND 1992, RESPECTIVELY.

         DURING 1991, THE COMPANY DISCONTINUED ALL BUSINESS ACTIVITIES WITH RESPECT TO THE HEAT PADS AND THE SDN SERVICE AND HAS BEEN SEEKING A COMPANY WITH WHICH TO EFFECT A BUSINESS COMBINATION.

         IN 1993, THE COMPANY BEGAN PROVIDING CONSULTING SERVICES TO PHARMACEUTICAL COMPANIES. THE COMPANY'S PRESIDENT, WHO IS A REGISTERED PHARMACIST, ARRANGED FOR THESE SERVICES TO HELP MEET ONGOING EXPENSES. THE COMPANY DOES NOT CONSIDER CONSULTING TO BE ITS PRIMARY ON-GOING BUSINESS OPERATION AND EXPECTS SUCH SERVICES TO CEASE IN 1998.

2.  PRINCIPLES OF CONSOLIDATION

         THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDE THE ACCOUNTS OF HEALTH & LEISURE, INC. AND ITS SUBSIDIARIES, ALL OF WHICH ARE WHOLLY-OWNED. SIGNIFICANT INTERCOMPANY ACCOUNTS AND TRANSACTIONS HAVE BEEN ELIMINATED.

3.  DEVELOPMENT STAGE OF OPERATIONS

         THE COMPANY IS A DEVELOPMENT STAGE COMPANY BECAUSE IT DID NOT GENERATE SIGNIFICANT ONGOING REVENUE FROM THE SALES OF HEAT PADS AND, WITH RESPECT TO SDN SERVICE, HAS DEVOTED SUBSTANTIALLY ALL OF ITS EFFORTS TOWARD ESTABLISHING ITS BUSINESS WITHOUT GENERATING SIGNIFICANT REVENUE THEREFROM. ALTHOUGH THE COMPANY IS NO LONGER ACTIVELY PURSUING THE HEAT PAD MARKET NOR THE SDN SERVICE, IT STILL IS CONSIDERED A DEVELOPMENT STAGE COMPANY IN THAT IT IS ACTIVELY SEEKING A VIABLE ALTERNATIVE.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS            HEALTH & LEISURE, INC.




4.  GOING CONCERN ACCOUNTING BASIS

         THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON A GOING CONCERN BASIS, WHICH CONTEMPLATES THE REALIZATION OF ASSETS AND THE SATISFACTION OF LIABILITIES IN THE NORMAL COURSE OF BUSINESS. ALTHOUGH THE COMPANY HAD $653,597 AND $616,405 WORTH OF LIABILITIES IN 1997 AND 1996, RESPECTIVELY, AND ASSETS OF $281 AND $(414) IN 1997 AND 1996, RESPECTIVELY, $614,369 AND $573,389
OF LIABILITIES WERE PAYABLE TO AN OFFICER OF THE COMPANY IN 1997 AND 1996, RESPECTIVELY.

5.  PER SHARE AMOUNTS

         NET LOSS PER COMMON SHARE IS COMPUTED BASED ON THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING FOR EACH PERIOD. SHARES ISSUABLE UPON EXERCISE OF OPTIONS ARE NOT INCLUDED IN THE COMPUTATION SINCE THEIR EFFECT WOULD BE ANTIDILUTIVE.

6.  INVENTORIES

         INVENTORIES ARE STATED AT THE LOWER OF COST (DETERMINED ON A FIRST-IN, FIRST-OUT BASIS) OR MARKET, AND INCLUDE PREPACKAGED HEAT PADS. INVENTORY WAS WRITTEN-OFF IN TOTAL IN 1992 IN THE AMOUNT OF $2,000. THE COMPANY HAD NO INVENTORY AT DECEMBER 31, 1997 AND 1996.

7.  PROPERTY & EQUIPMENT

         FURNITURE AND FIXTURES ARE RECORDED AT COST. DEPRECIATION IS PROVIDED USING THE STRAIGHT-LINE METHOD OVER AN ESTIMATED USEFUL LIFE OF FIVE YEARS. AS OF 1991, THESE ASSETS WERE FULLY DEPRECIATED.

8.   ORGANIZATION COSTS

         ORGANIZATION COSTS ARE AMORTIZED USING THE STRAIGHT-LINE METHOD OVER FIVE YEARS. THESE COSTS WERE FULLY AMORTIZED AS OF 1991.

NOTE B  -  DEVELOPMENT STAGE AND GOING CONCERN

         THE COMPANY HAS EXPERIENCED NET LOSSES OF $36,499 AND $63,366 FOR YEARS 1997, AND 1996, RESPECTIVELY, AND AS OF DECEMBER 31, 1997 AND 1996 HAS A STOCKHOLDERS' DEFICIT OF $653,316 AND $616,819, RESPECTIVELY. THESE FACTORS, AMONG OTHERS, MAY INDICATE THE COMPANY WILL BE UNABLE TO CONTINUE AS A GOING CONCERN. THE COMPANY'S CONTINUATION AS A GOING CONCERN DEPENDS UPON ITS ABILITY TO GENERATE SUFFICIENT CASH FLOW TO CONDUCT ITS OPERATIONS AND ITS ABILITY TO OBTAIN ADDITIONAL SOURCES OF CAPITAL AND FINANCING. THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.

         IN 1991, MANAGEMENT PLANNED TO MITIGATE THE EFFECT OF THE ABOVE CONDITIONS THROUGH THE EXPANSION OF ITS SDN SERVICE. THROUGH THE FORMATION OF A JOINT VENTURE GENERAL PARTNERSHIP, THE COMPANY RECEIVED FINANCING FOR THE BUSINESS. THROUGH THE JOINT VENTURE, THE COMPANY EXPECTED TO OBTAIN REVENUES BASED ON THE VOLUME OF USAGE BILLED TO AND COLLECTED FROM THE SDN CUSTOMERS.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS            HEALTH & LEISURE, INC.



AT&T DELAYED BILLING THE GENERAL PARTNERSHIP'S SDN CUSTOMERS, WHICH RESULTED IN SUBSTANTIAL CASH REQUIREMENT PROBLEMS FOR THE COMPANY. AS A RESULT, THE SDN PROJECT WAS ABANDONED IN 1992.

         MANAGEMENT IS CURRENTLY SEEKING ALTERNATE SOURCES OF FINANCING AMONG WHICH IS THE SEARCH FOR A COMPANY WITH WHICH TO COMBINE OPERATIONS.

NOTE C  -  BUSINESS COMBINATION

         THE COMPANY WAS INCORPORATED ON MARCH 13, 1985 UNDER THE LAWS OF THE STATE OF UTAH WITH THE NAME OF UNIVENTURE CAPITAL CORPORATION. ON AUGUST 29, 1986, UNIVENTURE CAPITAL CORPORATION (UNIVENTURE) ISSUED 7,700,000 SHARES OF COMMON STOCK TO STOCKHOLDERS OF HEALTH & LEISURE, INC., A DELAWARE CORPORATION, (WHICH SUBSEQUENTLY CHANGED ITS NAME TO ENTRE VEST, INC.) FOR ALL THE OUTSTANDING STOCK OF HEALTH & LEISURE, INC. THIS TRANSACTION WAS TREATED AS A RECAPITALIZATION OF HEALTH & LEISURE, INC. AND THE FINANCIAL STATEMENTS OF BOTH COMPANIES WERE COMBINED TO REFLECT THIS TRANSACTION RETROACTIVELY TO MARCH 13, 1985 (DATE OF INCEPTION). PRIOR TO THIS TRANSACTION, RESULTS OF OPERATIONS FROM JANUARY 1, 1986 THROUGH AUGUST 29, 1986 INCLUDED LOSSES OF $13,000 AND $77,000 FOR UNIVENTURE AND HEALTH & LEISURE, INC., RESPECTIVELY. UNIVENTURE HAD PREVIOUSLY REPORTED NO INCOME OR EXPENSE FOR THE PERIOD ENDED DECEMBER 31, 1985. UNIVENTURE HAS SINCE CHANGED ITS NAME TO HEALTH & LEISURE, INC.

         IN 1987, THE COMPANY FORMED ENTREPRENEUR, INC., A WHOLLY-OWNED SUBSIDIARY, AS A PUBLIC CORPORATION, WITH NO INITIAL OPERATIONS OF ITS OWN, FOR THE PURPOSE OF SEARCHING FOR AND COMBINING WITH AN EXISTING PRIVATELY-HELD COMPANY IN A FORM WHICH WOULD RESULT IN THE COMBINED ENTITY BEING A PUBLIC CORPORATION. IN 1988, THE COMPANY DISTRIBUTED ALL SHARES IN A DIVIDEND OF 498,771 SHARES OF COMMON STOCK AND 498,771 CLASS A COMMON STOCK WARRANTS TO EXISTING STOCKHOLDERS.

         IN 1990, THE COMPANY FORMED AMTELE, INC., A WHOLLY-OWNED DELAWARE SUBSIDIARY, FOR THE PURPOSE OF MARKETING AT&T'S SDN SERVICE, AND VENTURE SUM, INC., A WHOLLY-OWNED DELAWARE SUBSIDIARY, FOR THE PURPOSE OF SEARCHING FOR AND COMBINING WITH AN EXISTING PRIVATELY-HELD COMPANY IN A FORM OF WHICH WOULD RESULT IN THE COMBINED ENTITY BEING A PUBLIC CORPORATION.

NOTE D  -  INVENTORIES

         DURING 1990, THE COMPANY REDUCED THE CARRYING AMOUNT OF INVENTORIES BY APPROXIMATELY $47,000 TO RECORD THE DECREASED MARKET VALUE OF THE HEAT PADS (NOTE B). IN 1992, THE COMPANY CEASED MARKETING THE HEAT PADS AND WROTE-OFF THE REMAINING $2,000 IN INVENTORY TO COST OF SALES.
(NOTE A)

NOTE E  -  NOTES PAYABLE AND LONG-TERM DEBT

         DURING 1988, THE COMPANY OBTAINED A $100,000 TERM LOAN FROM A BANK, PAYABLE IN MONTHLY INSTALLMENTS OF $2,778, PLUS INTEREST AT PRIME PLUS 2% DUE MARCH, 1991. THE NOTE WAS COLLATERALIZED BY ACCOUNTS RECEIVABLE AND INVENTORY AND PERSONALLY GUARANTEED BY THE COMPANY'S PRESIDENT. DURING 1989, THE LOAN WAS CHANGED TO A DEMAND NOTE, WITH NO OTHER CHANGES TO ITS TERMS. DURING 1990, THE LOAN WAS CHANGED TO A PRIME (10% AS OF DECEMBER 31, 1990) PLUS 1% NOTE DUE IN MONTHLY INSTALLMENTS OF $1,000 PLUS INTEREST THROUGH APRIL, 1994. IN 1993, THE PAYMENTS ON THE NOTE WERE CHANGED TO $1,000 PER MONTH INCLUDING INTEREST. IN MARCH, 1994 THE COMPANY RENEWED THE NOTE WITH AN ADDITIONAL $26,000 BORROWING. AN ADDITIONAL BORROWING OF $4,772 AND $18,000 WAS MADE IN APRIL, 1995 AND APRIL, 1996, RESPECTIVELY. THE COMPANY DID NOT BORROW ANY ADDITIONAL FUNDS IN 1997.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS            HEALTH & LEISURE, INC.



         THE COMPANY HAS AN UNSECURED NOTE PAYABLE DUE TO THE PRESIDENT WITH INTEREST ACCRUED AT THE APPLICABLE FEDERAL RATE. PRINCIPAL AND INTEREST WERE ORIGINALLY DUE JANUARY 31, 1992 BUT THE NOTE HAS SUBSEQUENTLY BEEN RENEWED. PAYMENTS ARE TO BEGIN IN 1999. (NOTE G).

         IN 1988, THE COMPANY REACHED AN AGREEMENT WITH THE PRESIDENT WHEREBY $150,538 DUE HIM WAS FORGIVEN BY HIM AS OF DECEMBER 31, 1988. THE REMAINING BALANCE DUE THE PRESIDENT IS MAINTAINED UNDER THE TERMS OF THE NOTE DESCRIBED ABOVE.

         LONG-TERM DEBT CONSISTS OF THE FOLLOWING AS OF DECEMBER 31, 1997 AND 1996:

                                                1997            1996
                                                ----            ----

         NOTE PAYABLE TO OFFICER             $  222,754        220,754
         NOTE PAYABLE TO BANK                    11,568         21,770
                                                -------        -------
                                                234,322        242,524
         LESS CURRENT PORTION                    10,080         12,000
                                                -------        -------
                                             $  224,242        230,524
                                                =======        =======

         THE AGGREGATE MATURITIES OF LONG-TERM DEBT FOR THE FIVE YEARS ENDING DECEMBER 31, 2001 FOLLOWS:

                           1997                               $  9,770
                           1998                                  1,506
                           1999                                 37,126
                           2000                                 37,126
                           2001                                 37,126
                                                                ------
                                                              $122,654

NOTE F  -  PREFERRED AND COMMON STOCK

         DURING 1986, A TOTAL OF 20,000,000 SERIES A AND SERIES B WARRANTS WERE ISSUED IN REGISTERED FORM. THEY WERE TRADEABLE SEPARATELY IN THE
OVER-THE-COUNTER MARKET. EACH WARRANT EVIDENCED THE RIGHT TO PURCHASE ONE SHARE OF COMMON STOCK.

         DURING 1987 AND 1986, 100,000 AND 6,254,270 SERIES A WARRANTS WERE EXERCISED, RESPECTIVELY, AT $.10 PER SHARE. NO WARRANTS WERE EXERCISED DURING 1988, AND ALL REMAINING WARRANTS EXPIRED IN 1988.

         THE COMPANY ISSUED 200,000 SHARES OF COMMON STOCK AS A FINDER'S FEE DURING 1987. THE FINDER'S FEE WAS VALUED AT $2,000 BASED UPON THE PAR VALUE OF THE STOCK.

         ON MAY 2, 1988, THE COMPANY EFFECTED A ONE-FOR-TEN REVERSE STOCK SPLIT. THE COMMON STOCK OUTSTANDING AT THAT DATE WAS REDUCED FROM 99,754,275 TO 9,975,427 AND THE AUTHORIZED COMMON STOCK CHANGED FROM 200,000,000 SHARES, $.001 PAR VALUE TO 20,000,000 SHARES, $.01 PAR VALUE.

         THE COMPANY AUTHORIZED 10,000,000 SHARES OF PREFERRED STOCK, $.01 PAR VALUE, PURSUANT TO AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION FILED MAY 2, 1988. THE AMENDED CERTIFICATE PERMITS THE BOARD OF DIRECTORS TO ISSUE ONE OR MORE SERIES OF THE PREFERRED STOCK ON TERMS AND CONDITIONS APPROVED BY THE BOARD OF DIRECTORS WITHOUT FURTHER ACTION BY THE STOCKHOLDERS. NO SHARES OF PREFERRED STOCK WERE ISSUED AS OF DECEMBER 31, 1997, 1996 NOR 1995.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS            HEALTH & LEISURE, INC.



         IN 1989, THE COMPANY ENTERED INTO AN AGREEMENT WITH ITS PRESIDENT TO DISCHARGE INDEBTEDNESS AGGREGATING $120,000 IN EXCHANGE FOR 2,000,000 SHARES OF THE COMPANY'S COMMON STOCK. THIS TRANSACTION WAS RECORDED AS A CAPITAL CONTRIBUTION BY THE COMPANY'S PRESIDENT WHICH INCREASED COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL BY $120,000 IN 1989.

         IN 1989, THE COMPANY SOLD 1,000,000 SHARES OF COMMON STOCK FOR $60,000 TO A DIRECTOR OF THE COMPANY AND SIGNED SUBSCRIPTION AGREEMENTS TO ISSUE 500,000 SHARES OF COMMON STOCK FOR $50,000, WHICH WAS RECEIVED IN JANUARY, 1990. DURING 1989, THE PRESIDENT INDIVIDUALLY ENTERED INTO AGREEMENTS WITH TWO CREDITORS WHEREBY HE TRANSFERRED CERTAIN PERSONAL ASSETS IN FULL SETTLEMENT OF THE AMOUNTS DUE THE CREDITORS IN THE AGGREGATE OF $91,415. THESE SETTLEMENT AGREEMENTS HAVE BEEN TREATED AS A CAPITAL CONTRIBUTION BY THE COMPANY'S PRESIDENT. DURING 1989, THE PRESIDENT CONTRIBUTED $15,000 OF MARKETABLE SECURITIES TO THE COMPANY.

         ON MAY 25, 1990, THE COMPANY ISSUED 1,000,000 SHARES OF COMMON STOCK TO A VICE PRESIDENT OF THE COMPANY AS A SIGNING BONUS IN CONSIDERATION FOR HIS ACCEPTANCE OF THE POSITION. THE SHARES WERE RECORDED AT $.10 PER SHARE BASED ON THE FAIR MARKET VALUE OF THE SHARES, ESTABLISHED BY A PREVIOUS SALE TO UNRELATED PARTIES.

         ON JUNE 1, 1990, THE STOCKHOLDERS OF THE COMPANY AUTHORIZED AN ADDITIONAL 10,000,000 SHARES OF COMMON STOCK FOR THE COMPANY.

         DURING 1990, THE COMPANY ISSUED 2,000,000 SHARES OF COMMON STOCK TO CONSULTANTS OF THE COMPANY (RECORDED AS COMPENSATION AT THE CONTRACTUALLY STATED FAIR VALUE OF THE SERVICES PERFORMED) AND 850,000 SHARES PURSUANT TO STOCK SUBSCRIPTION AGREEMENTS.

NOTE G  -  RELATED PARTY TRANSACTIONS

         WAGES WERE ACCRUED FOR THE PRESIDENT AT $2,000 PER MONTH IN 1997 AND 1996. THE PRESIDENT HAS ALSO PERSONALLY PAID CERTAIN EXPENSES FOR THE COMPANY INCREASING THE NOTE PAYABLE TO THE PRESIDENT TO $222,754 AND $220,754 IN 1997 AND 1996, RESPECTIVELY, ACCRUING INTEREST AT THE APPLICABLE FEDERAL RATE WITH PAYMENTS TO BEGIN IN 1999.

NOTE H  -  INCOME TAXES

         AS A RESULT OF CONSOLIDATED OPERATING LOSSES, NO PROVISION FOR INCOME TAXES WAS NECESSARY. AS OF DECEMBER 31, 1997, THE COMPANY HAS NET OPERATING LOSS CARRYFORWARDS OF APPROXIMATELY $1,400,000 AVAILABLE TO REDUCE FUTURE TAXABLE INCOME EXPIRING IN 2002 THROUGH 2012. ULTIMATE UTILIZATION OF THE NET OPERATING LOSS CARRYFORWARDS WILL BE SUBJECT TO LIMITATION AND THE EXISTENCE OF FUTURE TAXABLE INCOME.

NOTE I  -  SIGNIFICANT CUSTOMERS

         THE COMPANY, WHILE IN THE DEVELOPMENT STAGE, HAS HAD LIMITED DISTRIBUTION OF THE HEAT PADS AND, THEREFORE, A LIMITED NUMBER OF CUSTOMERS. AS SUCH, SUBSTANTIALLY ALL OF ITS TOTAL SALES DURING THE FOUR YEARS ENDED DECEMBER 31, 1993 HAD BEEN TO SIX CUSTOMERS. SINCE THEN, CONSULTING INCOME HAS BEEN DERIVED FROM ONLY TWO SOURCES.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS            HEALTH & LEISURE, INC.



NOTE J  -  COMMITMENTS AND CONTINGENCIES

         THE COMPANY LEASES OFFICE SPACE ON A MONTH-TO-MONTH BASIS. RENT EXPENSE WAS $2,520 IN 1997 AND 1996. RENT IS $210 PER MONTH. IN 1992, THE COMPANY ENTERED INTO AN OPERATING LEASE FOR AN AUTOMOBILE WHICH REQUIRED MONTHLY PAYMENTS OF $279 UNTIL SEPTEMBER, 1995. IN SEPTEMBER 1995, A NEW OPERATING LEASE FOR A VEHICLE WAS ENTERED INTO WHICH REQUIRES MONTHLY PAYMENTS OF $352 UNTIL AUGUST, 1998. AUTO LEASE EXPENSE WAS $4,220 AND $4,220 IN 1997 AND 1996, RESPECTIVELY.

NOTE K - OTHER

         THE COMPANY CURRENTLY HAS THREE (3) WHOLLY-OWNED SUBSIDIARIES. THERE HAS BEEN ESSENTIALLY NO ACTIVITY IN THESE SUBSIDIARIES IN 1992 THROUGH 1997. AMTELE, INC. (AMTELE), A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY WAS ORGANIZED TO CONTRACT WITH AT&T FOR THE TWE PARTNERSHIP JOINT VENTURE. ALL ACTIVITY IN AMTELE CEASED IN 1991.

         THE COMPANY CONTINUES TO OPERATE ON A VERY LIMITED BASIS WITH THE ONLY ACTIVITY BEING THAT OF THE COMPANY'S PRESIDENT ACTIVELY SEEKING A COMPANY WITH WHICH TO EFFECT A BUSINESS COMBINATION AND THE PHARMACEUTICAL CONSULTING. IN THIS PROCESS, HE HAS INCURRED TRAVEL EXPENSES THROUGH DECEMBER 31, 1997.